                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K



                         CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of
1934



Date of Report (Date of earliest event reported)   July 25, 1996



                         NORTH BANCSHARES, INC.
     (Exact name of Registrant as specified in its Charter)



     Delaware                   0-22800              36-3915073
(State or other         (commission file number)    (IRS Employer
jurisdiction of                                     Identification
incorporation)                                      number)



100 West North Avenue, Chicago, Illinois                60610
(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code: (312) 664-4320



                                 N/A
  Former name or former address, if changed since last report)

Item 5.  Other Events

     On July 25, 1996, the Registrant issued the attached press release.


Item 7.  Financial Statements and Exhibits

    (a)  Exhibits

         1. Press Release, dated July 25, 1996, regarding a stock repurchase program.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           NORTH BANCSHARES, INC.
                                           (Registrant)



Date:    July 25, 1996                     /S/ Joseph A. Graber
                                           ---------------------
                                           Joseph A. Graber
                                           President

                             EXHIBIT

         NORTH BANCSHARES, INC.  NEWS RELEASE


         IMMEDIATE                  DATE: July 25, 1996


         Joseph A. Graber, President
         Victor E. Caputo, Executive Vice-President
         (312) 664-4320


                     NORTH BANCSHARES, INC.
                            ANNOUNCES
                     STOCK REPURCHASE PROGRAM

Chicago, Illinois, July 25, 1996 - North Bancshares, Inc., (NASDAQ/NBSI), the holding company for North Federal Savings Bank, today announced its intention to repurchase 5%, or 55,681 of its outstanding shares of common stock over a one year period. This will be the Company's sixth stock repurchase program with the shares repurchased at prevailing market prices in open market transactions from time to time, subject to availability or in unsolicited privately negotiated transactions.

Mary Ann Hass, Chief Executive Officer of the Corporation, indicated that the Board of Directors approved the repurchase program in view of the current price level of the Corporation's common stock, the strong capital position of the Corporation's subsidiary, North Federal Savings Bank and as part of the strategic plan to improve shareholder value. The repurchased shares will become treasury shares and will be used for general corporate purposes, including the issuance of shares in connection with the exercise of stock options.

North Federal Savings Bank primarily serves the North side of Chicago from its home office and operates a branch office in Wilmette, Illinois. The bank has received a five star rating for 31 consecutive quarters from Bauer Financial Reports, Inc.

North Bancshares, Inc. common stock is traded on the Nasdaq Stock
Market under the symbol: "NBSI."